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                                                                    EXHIBIT 10.3

                           CONVERTIBLE PROMISSORY NOTE
                             AND SECURITY AGREEMENT


$3,500,000.00 maximum                                           Portland, Oregon
                                                               September 1, 1999

        WHEREAS Richard G. Sass ("RGS") has loaned funds to microHelix Labs, Inc. and mHL Development Company ("mHL") covered by a promissory note beginning May, 1998, and whereas mHL will need additional funding from RGS prior to outside funding in the future, mHL promises to pay to the order of Richard G. Sass ("RGS") in lawful money of the United States of America, all principal amounts loaned to mHL under this convertible promissory note up to a maximum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) together with interest on such amount from the date of advance at the interest rate of twelve percent (12%) per annum (the "Interest Rate"). Interest shall be computed on the outstanding principal amount on the basis of a 365-day year and actual days elapsed. mHL shall pay in full the aggregate principal amounts loaned under this agreement, together with all accrued and unpaid interest thereon, on or before December 31, 2002. This agreement supercedes the note agreement dated May, 1998. In lieu of payment, RGS, at his option, may convert any or all of this note to Preferred Stock of mHL at the lesser of $1.00 per share, or the price paid by an outside investor in an equity round which raises at least $4 million. Conversion will take place on or before December 31, 2002.

        Repayments may be made, at any time and from time to time, in whole or in part, without penalty or premium. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the amount prepaid. All payments shall be made directly to the RGS in immediately available funds.

        As security for the amounts due under this Note, mHL pledges and grants to RGS a security interest in the assets mHL, including intellectual property.

        In the event that RGS uses his own or an outside attorney to construe, interpret, or enforce any of the provisions of this Note or take any action in any bankruptcy, insolvency or similar proceeding affecting creditors' rights generally (including, without limitation, prosecution of a motion for relief from stay, proposal of a Chapter 11 plan, objection to a disclosure statement or a Chapter 11 or 13 plan, or objection to proposed use, sale or lease of property) or in mediation or arbitration, RGS shall be entitled to recover from mHL its reasonable attorney fees and other costs incurred regardless of whether any legal proceeding is commenced. If any legal action, arbitration or other proceeding is brought, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs incurred in connection therewith, both at trial and on any appeal therefrom or petitions for review thereof.

        All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties to this Note hereby consent to, and the holder of this Note is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications



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or waivers of the time for or the terms of payment of any sum or sums due under this Note, or under any documents or instruments relating to or securing this Note, or the performance of any covenants, conditions or agreements hereof or thereof, or the taking or release of collateral securing this Note. The liability of all parties on this Note shall not be discharged by any action consented to above taken by any holder of this Note.

        MHL may not assign or transfer this Note without the prior written consent of RGS. This Note is made with reference to, and is to be construed in accordance with, the laws of the State of Oregon, exclusive of choice of law or conflicts of law rules or principles.

        MHL executes this Note as of the date first above written, and it is intended to include all loans from RGS between May, 1998 and the date of the note, and acknowledges receipt of a copy of this Note.


                                       mHL Development Co, Inc.


                                       By:  /s/ JANE K. CONNER
                                            ------------------------------------
                                            Name:  Jane K. Conner
                                            Title:  Chief Financial Officer

                                       Richard G. Sass


                                       /s/  RICHARD G. SASS
                                       -----------------------------------------
                                            Name:  Richard G. Sass